EMPLOYMENT AGREEMENT
                              --------------------


         THIS EMPLOYMENT AGREEMENT, dated for reference purposes January 26, 1999, is by and between BARRETT BUSINESS SERVICES, INC., a Maryland corporation ("Employer"), and MICHAEL D. MULHOLLAND ("Employee"). Employer desires to confirm the continued employment of Employee as its Vice President-Finance and Secretary, to perform the duties set forth in this Agreement; and Employee is willing to enter into this contract of employment.

         NOW, THEREFORE, in consideration of the mutual promises, agreements and conditions hereinafter set forth, it is agreed as follows:

         1. EMPLOYMENT. Employer shall continue to employ Employee, and Employee agrees to be employed by Employer in accordance with the terms and conditions hereinafter set forth. Employee represents and warrants that he has the legal capacity to execute and perform this Agreement, that it is a valid and binding agreement against him according to its terms, and that its execution and performance by him does not violate the terms of any existing agreement or understanding to which Employee is a party. In addition, Employee represents and warrants that he knows of no reason why he is not physically capable of performing his obligations under this Agreement in accordance with its terms.

         2. TERM. The term of this Agreement will begin on January 26, 1999, 1999 ("Anniversary Date"). Except as otherwise provided under paragraphs 2.1 and
2.2 herein, as of each Anniversary Date, the term of this Agreement shall not be less than two (2) years.

              2.1 Unless either party to this Agreement notifies the other in writing not later than 30 days prior to an Anniversary Date of an election to terminate this Agreement on the Anniversary Date in the following year, the term of this Agreement shall automatically renew each year for an additional one (1) year, upon the annual Anniversary Date, such that the effective term of this Agreement shall always be not less than two (2) years as of each Anniversary Date.

              2.2 In the event of a "Change in Control" of the Employer, this Agreement shall automatically renew for a period of not less than two (2) years beginning with the day immediately preceding the effective date of the Change in Control of the Employer. For the purposes of this Agreement, Change in Control shall be identical to the definition included in the Employer's 1993 Stock Incentive Plan, as amended; provided, however, the definition of Change in Control shall not include any form of acquisition, merger or consolidation of Employer's stock initiated by William W. Sherertz or any entity controlled by William W. Sherertz which would cause the Employer to become a

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privately owned company and William W. Sherertz continues as President and Chief
Executive Officer.

         3. DUTIES. Employee will serve as Vice President-Finance and Secretary of Employer, with such duties as are customarily associated with such positions, and such other duties as may be assigned to him from time to time by the Board of Directors of Employer (the "Board").

         4. EXTENT OF SERVICES; RESTRICTIONS. Employee shall devote his entire working time, attention and energies to the performance of his duties hereunder and shall not, during the term of this Agreement, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage. Employee shall at all times, faithfully and to the best of his ability, perform all of the duties that may be required of him pursuant to this Agreement; provided, however, that nothing in this Agreement shall preclude Employee from devoting time during reasonable periods required for:

              4.1 serving, in accordance with Employer's policies and with the prior approval of the Board, as a director or member of a committee of any company or organization involving no actual or potential conflict of interest with Employer;

              4.2 delivering lectures and fulfilling speaking engagements;

              4.3 engaging in charitable and community activities; and

              4.4 investing his personal assets in businesses in which his participation is solely that of an investor; provided, however, that such activities do not materially affect or interfere with the performance of Employee's duties and obligations to Employer.

         5. SALARY. Employee shall be paid a salary of $155,000 per year, in accordance with Employer's standard payroll procedures for its executive management employees. Employee's salary shall be evaluated annually, as provided in the Employer's Executive Officer Compensation Policy Dated November 30, 1995. The foregoing salary is in addition to such other forms of compensation such as stock appreciation rights, options, bonuses, and benefits, as provided for in the Company's Executive Officer Compensation Policy Dated November 30, 1995, and as the Board may award to Employee from time to time.

         6. BENEFITS; REIMBURSEMENT; STOCK OPTIONS. Employer will furnish Employee, at Employer's expense, the same employment fringe benefits that are generally provided from time to time by Employer to its executive management employees. Employer shall reimburse Employee for reasonable out-of-pocket expenses that

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Employee  incurs in connection  with the performance of his duties in accordance with the same reimbursement policies that generally apply to Employer's executive management employees.

         7.  TERMINATION.

              7.1 FOR CAUSE. Employer, by a vote of a majority of the Board, may terminate Employee's employment at any time "For Cause" with immediate effect upon delivering written notice thereof to Employee. For purposes of this Agreement, For Cause includes:

                   (a) a significant failure to comply with policies, standards and regulations of the Employer as established from time to time;

                   (b) gross negligence in the performance of Employee's duties, continuing after appropriate notice pursuant to Employer policy;

                   (c) embezzlement, theft, larceny, material fraud, or other acts of dishonesty;

                   (d) significant violation of any of Employee's material duties or obligations under this Agreement; or

                   (e) conviction of or entry of a plea of guilty or nolo contendere to a felony or other crime.

              On termination For Cause, Employer shall pay Employee his salary earned through the date of termination, and Employee shall not be entitled to any further compensation or benefits under this Agreement after the date of such termination other than fringe benefits due under Employer's benefit plans or applicable law.

              7.2 WITHOUT CAUSE. In the event of a Change in Control of the Employer and Employee's employment is terminated other than For Cause, then Employer shall pay to Employee an amount equal to two (2) times his then-current annual base salary in a lump sum within three (3) days of the date of termination of employment, unless the provisions of paragraph 8 are applicable, wherein such lump sum payment shall then be payable in accordance with paragraph
8. If Employee voluntarily terminates employment with Employer within 90 days of a "Change in Duties" related to a Change in Control, Employer shall be deemed to have terminated Employee's employment other than For Cause under this paragraph 7.2, then Employer shall pay to Employee an amount equal to two (2) times his then-current annual base salary in a lump sum within three (3) days of the date of termination of employment, unless the provisions of paragraph 8 are applicable, wherein such lump sum payable shall then be payable in accordance with paragraph 8. Change in Duties shall mean any one or more of the following:

Page 3--EMPLOYMENT AGREEMENT
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                   (a) a significant change in the nature or scope of Employee's title, responsibilities, authorities, or duties from those applicable as of the date of this Agreement;

                   (b) a significant diminution in Employee's eligibility to participate in bonus, stock option, incentive awards, and other compensation plans;

                   (c) a significant diminution in employee benefits, including, but not limited to, medical and dental insurance, and perquisites applicable to Employee, from the employee benefits and perquisites to which he was entitled as of the date of this Agreement; provided, however, Employer may modify and amend the group benefit plans offered to its employees including Employee, without violating the terms of this paragraph 7.2(c);

                   (d) a change in the location of Employee's principal place of employment by Employer by more than 30 miles from Portland, Oregon; or

                   (e) significant violation of any of the Employer's material duties or obligations under this Agreement.

              7.3 DEATH. In the event of Employee's death during the term of this Agreement, this Agreement will terminate.

              7.4 DISABILITY. This Agreement shall terminate upon Employee's total disability. Employee's total disability means his inability to perform his regular duties by reason of illness or accident for a period of six (6) consecutive months, determined by a licensed physician acceptable to Employer and Employee. On termination by reason of Employee's disability, in addition to such group disability insurance benefits as Employer may provide from time to time, Employee and his dependents shall continue to be covered by the group health insurance provided to executive management employees of Employer for the remaining term of this Agreement.

              7.5 BY EMPLOYEE. In the event Employee voluntarily terminates employment with Employer during the term of this Agreement (other than as a result of a Change in Duties as set forth in paragraph 7.2 above), Employer shall pay Employee his salary through the date of termination and Employee shall not be entitled to any further compensation or benefits under this Agreement after the date of termination other than fringe benefits due under Employer's benefit plans or applicable law.

         8. LIMITATIONS ON TERMINATION COMPENSATION.

              8.1 In the event that the "Present Value" (as defined herein) of any termination benefits payable to Employee under this Agreement, and any other payments otherwise payable to Employee by the Employer on or after a Change in Control, which are deemed under Section 280G of the Internal Revenue Code of

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1986, as amended (the "Code"), to constitute "Parachute Payments" [as defined in
Section 280G without regard to Section 280G(b)(2)(A)(ii)] equals or exceeds 300 percent of Employee's base amount (as defined herein), the provisions set forth below will apply, and termination benefits payable to Employee under paragraph 7 of this Agreement will be made only in accordance with this paragraph 8 notwithstanding any provision to the contrary in this Agreement.

              8.2 Not later than ten (10) days from the date of Employee's termination, the Employer will provide Employee with a schedule indicating by category the Present Value of all termination benefits payable to Employee under this Agreement and any other payments otherwise payable to Employee by the Employer on or after the Change in Control, which, in the Employer's opinion, constitute Parachute Payments under Section 280G. No payments under paragraph 7 of this Agreement shall be made until after ten (10) days from the receipt of such schedule by Employee. At any time prior to the expiration of said ten (10) day period, Employee shall have the right to select from all or part of any category of payment to be made under this Agreement those payments to be made to Employee in an amount, the Present Value of which (when combined with the Present Value of any other payments otherwise payable to Employee by the Employer that are deemed Parachute Payments) is less than 300 percent of Employee's base amount. If Employee fails to exercise his right to make a selection, only a lump sum cash termination payment in the maximum amount that is less than 300 percent of his base amount (reduced by the Present Value of any other payments otherwise payable to Employee by the Employer that are deemed Parachute Payments) shall be made to Employee on the day after the expiration of the period extending ten (10) days from the receipt by Employee of the schedule provided for hereunder.

              8.3 At any time prior to Employee exercising his right to make a selection under paragraph 8.2, Employee shall have the right to request that the Employer obtain a ruling from the Internal Revenue Service ("Service") as to whether any or all payments listed on the schedule provided hereunder are, in the view of the Service, Parachute Payments under Section 280G. If a ruling is sought pursuant to his request, no termination benefit under this Agreement shall be paid to him until after 15 days from the date of such ruling, and the period during which Employee may exercise his right to make a selection under paragraph 8.2 hereof shall be extended to a date 15 days from the date of such ruling. For purposes of this paragraph 8, Employee and the Employer hereby agree to be bound by the Service's ruling as to whether payments constitute Parachute Payments under Section 280G. If the Service declines, for any reason, to provide the ruling requested, the Employer's determination with respect to what payments constitute Parachute Payments shall control, and the period during which Employee may exercise his right to make a selection under paragraph 8.2 hereof shall be

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


extended to a date 15 days from the date of the Service's notice indicating that no ruling will be forthcoming.

              8.4 For purposes of this paragraph 8, "Present Value" means the value determined in accordance with the principles of Section 1274(d) of the Code under rules provided in Treasury Regulations under Section 280G, and base amount means the average annual compensation payable to Employee by the Employer and includable in his gross income for federal income tax purposes during the shorter of the period consisting of the most recent five (5) taxable years ending before the date of any Change in Control of the Employer or the portion of such period during which Employee was an employee of the Employer.

              8.5 Any selection by Employee under this paragraph 8 shall be invalid, and no such payments will be made, unless, under relevant Treasury Regulations, such payments can be reduced to Present Value as of the date of termination or such appropriate date prior thereto as provided in said Treasury Regulations.

              8.6  References to Section 280G herein are specific  references to
Section 280G, as amended to date. In the event that Section 280G is amended further prior to expiration or termination of this Agreement, or replaced by a successor statute, the limitations imposed by this paragraph 8 upon payments to be made to Employee under this Agreement shall be deemed modified without further action of the parties so as to provide only for such limitations that are consistent with such amendment(s) or successor statute(s), as the case may be. In the event that Section 280G, or any successor statute, is repealed, this paragraph 8 shall cease to be effective on the effective date of such repeal. The parties to this Agreement recognize that final Treasury Regulations under
Section 280G may affect the amounts that may be paid hereunder and agree that, upon issuance of such final Treasury Regulations, this Agreement may be modified as in good faith deemed necessary in light of the provisions of such Treasury Regulations to achieve the purposes hereof, and consent to such modifications shall not be unreasonably withheld.

         9. CONFIDENTIAL INFORMATION AND EMPLOYER MATERIALS. Employee recognizes and acknowledges that all information pertaining to the affairs, business, clients, or customers of Employer (any or all of such entities hereinafter referred to as the "Business"), as such information may exist from time to time, is confidential information and is a unique and valuable asset of the Business, access to and knowledge of which are essential to the performance of Employee's duties under this Agreement. Employee shall not, except to the extent reasonably necessary in the performance of his duties under this Agreement, divulge to any person, firm, association, corporation, or governmental agency, any information concerning the affairs, business, clients, or customers of the Business (except such information as is required by law to be divulged to a government agency or pursuant to lawful process), or make use of any such information for

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his  own  purposes  or for the  benefit  of any  person,  firm,  association  or corporation (except the Business) and shall use his reasonable best efforts to prevent the disclosure of any such information by others. All records, memoranda, letters, books, papers, reports, accountings, experience or other data, and other records and documents relating to the Business, whether made by Employee or otherwise coming into his possession, are confidential information and are, shall be, and shall remain the property of Employer. No copies thereof shall be made which are not retained by Employer, and Employee agrees, on termination of his employment, or on demand of Employer, to deliver the same to Employer. Employer's obligation to make payments, deliver shares of stock or provide for any benefits under this Agreement or any other agreement with Employee shall cease upon any violation of the preceding provisions of this paragraph; provided, however, that Employee shall first have the right to appear before the Board with counsel and that cessation of payments shall require a vote of a majority of the Board.

         10. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and personally delivered or sent by registered or certified mail addressed as follows:

              Employer:                    Barrett Business Services, Inc.
                                           4724 SW Macadam Avenue
                                           Portland OR 97201-4225
                                           Attn:  President

              With a copy to:              Kirkham E. Hay
                                           Brownstein, Rask, Arenz, Sweeney,
                                             Kerr & Grim, LLP
                                           1200 SW Main Building
                                           Portland OR 97205-2040

              Employee:                    Michael D. Mulholland
                                           3061 SW Fairmount Boulevard
                                           Portland OR 97201

         Either party may, by notice in writing to the other party as provided herein, change the address to which notices to that party are to be given.

         11. WAIVER. The waiver by Employer of the breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee.

         12. MODIFICATION. No amendment, modification or discharge of this Agreement shall be valid unless it is in writing and duly executed by the party to be charged therewith.

         13. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Oregon without regard to any applicable
conflicts  of  law  rules   thereof.

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         14.  SEVERABILITY.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

         15.  BENEFIT.  This  Agreement  shall inure to and be binding  upon the
parties,  their  heirs,  personal  representatives,   successors,  and  assigns;
provided, however, Employee may not assign this Agreement.

         16. ENTIRE AGREEMENT. The entire agreement between the parties is contained herein and it supersedes and replaces all other agreements pertaining to Employee's employment by Employer; provided, however, this Agreement does not supersede or invalidate other agreements and understandings between the parties relating to fringe benefit plans provided to Employee or noncompetition agreements. There are no promises or representations made on behalf of Employer to induce Employee to enter into this Agreement which are not set forth herein.

         17. ARBITRATION. Any and all disputes arising from or pertaining to this Agreement, or the interpretation or enforcement thereof, shall be resolved by binding arbitration in Portland, Oregon. The arbitration shall be conducted by an independent and neutral arbiter mutually agreed upon by the parties. If the parties fail to agree on the selection of the arbiter within 30 days after either party requests arbitration, the arbiter shall be appointed, on petition by either party, by the Presiding Judge of the Circuit Court of the State of Oregon for Multnomah County. The fees and expenses of the arbiter shall be equally shared by the parties. The decision of the arbiter shall be final and judgment thereon may be entered in any court of competent jurisdiction. All parties shall use good faith best efforts to resolve any dispute related to this Agreement within 90 days from the date of notice by either party of a dispute. In the event the Employer fails to use good faith best efforts to resolve any dispute hereunder within 90 days, then the Employer shall forfeit his rights under this Agreement and the Employee shall be permitted to enter a default judgment in favor of the Employee, including all fees and expenses incurred by the Employee in connection with the dispute, in any court of competent jurisdiction.

         18. NO ATTACHMENT. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect; provided, however, that nothing in this paragraph 18 shall preclude the assumption of such rights by executors, administrators or other legal representatives of Employee or his estate and their assigning any rights hereunder to the person or persons entitled thereto.

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

         19. SOURCE OF PAYMENTS. All payments provided for under this Agreement shall be paid in cash from the general funds of Employer. Employer shall not be required to establish a special or separate fund or other segregation of assets to assure such payments, and, if Employer shall make any investments to aid it in meeting its obligations hereunder, Employee shall have no right, title or interest whatsoever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between Employer and Employee or any other person. To the extent that any person acquires a right to receive payments from Employer hereunder, such right shall be no greater than the right of an unsecured creditor of Employer.

         20. CAPTIONS. The paragraph captions are for convenience of the parties and shall not affect the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first herein written.

Employer:                                     Employee:

Barrett Business Services, Inc.
                                              /s/ Michael D. Mulholland
                                              Michael D. Mulholland
By /s/ William W. Sherertz

Title: President and CEO


Page 9--EMPLOYMENT AGREEMENT